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                                   AGREEMENT

     THIS AGREEMENT is entered into this 10th day of December, 1998, by and between MACUSA, INC., a Minnesota Corporation ("MacUSA"), and TECH SQUARED INC., a Minnesota Corporation ("Tech Squared");

                                   WITNESSETH:

     WHEREAS, MacUSA is a wholly-owned subsidiary of Tech Squared; and

     WHEREAS, MacUSA is a party to an Underwriting Agreement dated December 10, 1998 in which it will sell two hundred thousand (200,000) shares of Digital River, Inc. common stock (the "Underwriting Agreement"); and

     WHEREAS, MacUSA does not have a bank account and therefore desires that Tech Squared receive and hold for the benefit of MacUSA the funds due to MacUSA under the Underwriting Agreement and Tech Squared has agreed to do so;

     NOW, THEREFORE, in consideration of the mutual promises and the mutual agreements, covenants and provisions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     Tech Squared will receive and hold for the benefit of MacUSA funds due to MacUSA under the Underwriting Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TECH SQUARED:                        MACUSA:
Tech Squared, Inc.                   MacUSA, Inc.

By: /s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]
  -------------------------             ------------------------
  Its:                                  Its: